COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS A
                                       YIELD CALCULATION
                                 7-DAY PERIOD ENDED 8/31/96





          a = change in value of account during
              period, exclusive of capital changes..........  0.0008861

          b = value of account at beginning of period.......       1.00

                        7 day yield..........................     4.620%



      2)  7 day effective yield = [1 + (a/b

                        7 day effective yield...............      4.727%


                  COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS B
                                    YIELD CALCULATION
                              7-DAY PERIOD ENDED 8/31/96


          1)  7 day yield = (a/b)(365/7)

              a = change in value of account during
                  period, exclusive of capital changes... 0.0007092

              b = value of account at beginning of period      1.00

                              7 day yield................     3.698%





          2)  7 day effective yield = [1 + (a/b)^(365/7)] -1

                              7 day effective yield......     3.766%


               COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS D
                                       YIELD CALCULATION
                                 7-DAY PERIOD ENDED 8/31/96


        1)  7 day yield = (a/b)(365/7)

            a = change in value of account during
                period, exclusive of capital chan 0.0007139

            b = value of account at beginning of       1.00

                         7 day yield.............     3.722%



        2)  7 day effective yield = [1 + (a/b)^(365/7)] -1

                         7 day effective yield...     3.791%